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                                                         Contract No.___________


                         LICENSING AGREEMENT - DOMESTIC


     AGREEMENT made as of December 21, 1995, between The Hearst Corporation, King Features Syndicate Division ("King"), a Delaware corporation with offices at 235 East 45th Street, New York, New York 10017, and Artisan House ("Licensee"), a ______________ corporation with offices at 1755 Glendale Boulevard, Los Angeles, California 90026.

     King and Licensee agree as follows:

                                BASIC PROVISIONS

     1. Property and Trademarks:

                                   BETTY BOOP

     2. Products: Three-dimensional formed, cast, welded, brazed and finished flat metal or copper sculptures of no less than eighteen (18) inches in height.

     3.   Territory: United States, Canada and Mexico

     4.   Language: English

     5.   Term:

          (a) Basic Term: The "Basic Term" of this Agreement and the license granted hereunder shall commence on January 1, 1996, and continue until December 31, 1997, subject to the provisions hereof.

          (b) Term Extensions (if any) and Minimum Earned Royalties: If Licensee earns the specified Minimum Earned Royalties, Licensee shall have the following options if any, to extend the Basic Term (such extensions herein called "Term Extension(s)"):

               Licensee shall have one (1) renewal option for two (2) consecutive years, provided that Royalties earned and paid King for the Basic Term equal at least $5,000 ("Minimum Earned Royalties").

               "Term" means the Basic Term and all Term Extensions.

     6.   Advance, Royalties, Minimum Royalties Guarantee, etc:

          (a)  Advance:

               (i) Licensee shall pay King a non-refundable advance ("Advance") in the amount of $2,000 payable in full upon the execution of this Agreement.


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               (ii) Licensee shall pay King an additional non-refundable Advance for each Term Extension period as follows:

                                     $2,000

               (iii) Advances shall be paid on or before the first day of the applicable period of the Term.

               (iv) The Advance shall be recoupable by Licensee out of Royalties payable to King pursuant to subparagraph (b).

          (b) Royalty: Licensee shall pay King a royalty ("Royalty") of 8% based upon the Gross Wholesale Price (as defined in the Standard Terms and Conditions) of all Products sold. A Product shall be deemed "sold" as of the date on which such Product is shipped, invoiced, billed or paid for, whichever first occurs. ROYALTIES SHALL BE REPORTED SEPARATELY BY COUNTRY.

          (c)  Payments and Statements:

               (i) All payments and statements shall be made quarterly commencing July 15, 1996, and shall be sent to King at the address specified in the heading of this Agreement and shall be sent to the attention of: CONTROLLER. Notwithstanding any provisions to the contrary in the Standard Terms and Conditions:
               (A) payments and statements shall be due within fifteen (15) days after the end of each calendar quarter and (B) statements shall conform in all material respects to the form attached as Exhibit D.

               (ii) Notices, Submissions. Additionally, a copy of all statements, as well as all other notices and submissions (unless expressly directed otherwise in this Agreement), shall be sent to the attention of King's DIRECTOR OF LICENSING at the same address.

          (d) Contract Reference: All payments and statements shall reference the Contract No. set forth at the top of this Agreement.

          (e) Currency: All payments to be made to King hereunder shall be payable in U.S. currency.

     7.   Marketing Date: March 1, 1996

     8.   Advertising, Marketing Requirements: Not Applicable.

     9. Copyright/Trademark Notice: Until such time as King otherwise notifies Licensee, the notice shall be in the following form:


          (C) (year) King Features Syndicate, Inc./Fleischer Studios, Inc.

          (TM) The Hearst Corporation


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          Licensee shall also affix to the Product or Promotional and Packaging
          Material the design(s) attached hereto as Exhibit A.

          Additionally, Licensee shall execute and return to King the trademark registration document either attached hereto as Exhibit B or provided by King hereafter.

     10. Samples: Licensee shall provide King with the following quantities of Product samples (pursuant to paragraph 6(g) of the Standard Terms and Conditions attached hereto):

                            one (1) of each Product

     11. Standard Terms and Conditions: This Agreement includes all the Standard Terms and Conditions annexed hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Artisan House                           The Hearst Corporation,
                                        King Features Syndicate Division
By: /s/ Henry Goldman                   By: /s/ Lawrence T. Olsen
   ------------------                     -----------------------
Name: Henry Goldman                     Lawrence T. Olsen
Title: President                        Executive Vice President and
                                        General Manager

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                          KING FEATURES LICENSING GROUP
                          Standard Terms and Conditions

                               1. LICENSE GRANTED:

     King hereby grants to Licensee a non-transferable and non-assignable license, without the right to grant sub-licenses, to use the Property and the Trademarks solely for the manufacture, sale, advertising and promotion (collectively "Sale") of the Products solely within the Territory and in the Language. All rights in and to the Property and the Trademarks not expressly granted to Licensee hereunder shall remain with King.

                               2. TERM EXTENSIONS:

     If Licensee is granted any option(s) to extend the Term, each such option must be exercised by notifying King in writing at least sixty (60) days prior to the expiration of the then-current period of the Term. As a precondition to Licensee's effective exercise of any such option. Licensee must have fully performed all of its obligations hereunder, and specifically must have paid all payments then due and must have earned any Minimum Earned Royalties specified in the Basic Provisions.

                              3. ROYALTY PROVISION:

     (a) Royalties shall be paid by Licensee to King on all Products sold by Licensee, even if not invoiced or billed (such as introductory offers, samples, promotions and the like in excess of commercially reasonable quantities to prospective customers, and sales to affiliates, associates or subsidiaries of Licensee), and shall be based upon Licensee's usual Gross Wholesale Price for such Products during the period sold.

     (b) Licensee shall pay to King on execution of this Agreement, and on the commencement of each Term Extension period, if any, a non-refundable Advance against Royalties ("Advance") specified in the Agreement. For the Basic Term and each Term Extension period, if any, Licensee shall also pay to King, a non-refundable, "Guaranteed Minimum Royalty" in the amount specified in the Agreement. If, upon termination or expiration of the Term, the total Royalties paid by Licensee to King during the period of the Term immediately preceding expiration or termination, including the Advance, is less than the Guaranteed Minimum Royalty for such period, Licensee shall immediately pay such difference to King. Royalty payments made for any period of the Term (e.g. Basic Term or any Term Extension period) shall be credited against the Guaranteed Minimum Royalty for such period of the Term.

     (c) "Gross Wholesale Price" shall mean Licensee's invoiced billing price to its customers or distributors less returns for damaged goods. No other deductions shall be made in computing the Gross Wholesale Price whether for cash or other discounts, commissions, uncollectible accounts, taxes, fees, assessments, impositions, payments or expenses of any kind.

                           4. STATEMENTS AND PAYMENTS:

     (a) Licensee shall provide King within thirty (30) days after the end of each calendar quarter (the "Royalty Period"), a complete and accurate statement of its sales of Products for the Royalty Period. Said statement shall be certified as accurate by the Licensee and include the number, description and Gross Wholesale Price of each Product (including each separate type, style and kind of Product) sold during the Royalty Period, information as to discounts given and returns actually credited and any other information King may from time to time request. Statements shall be furnished to King whether or not any Products have been sold and whether or not Royalties have been earned during the Royalty Period. Statements shall be in the form acceptable to King. The amount due King for the Royalty Period shall be paid simultaneously with the submission of such statement. All payments shall be in such currency as is specified in the Agreement. If no other currency is specified in the Agreement, all payments shall be in United States currency drawn on a United States bank. In no event shall the amount credited for returns during any Royalty Period exceed the Licensee's Royalty obligation for such Royalty Period or be used as a credit against past or future Royalty obligations of the Licensee.

     (b) Licensee shall send all statements and payments to King at its address listed in the heading of this Agreement unless otherwise specified in the Basic Provisions hereof King, reserves the right to change its designation of the recipient of payments and statements including its designation of: (i) agent;
(ii) agent's address; or (iii) King's address by giving written notice thereof to Licensee.

     (c) The receipt or acceptance by King of any statement or payment (or its cashing of any Royalty checks) shall not preclude King from questioning the correctness thereof at any time and any inconsistencies or mistakes shall immediately be rectified.

     (d) Time is of the essence with respect 10 all payments to be made hereunder by Licensee, and interest at a rate of twelve (12%) percent per year, compounded daily, or, if less, the maximum lawful interest rate, shall accrue from the date payment is due until the date payment is received. The preceding provision shall also apply to any amounts found to be unpaid following an examination of Licensee's books and records.

                                    5. AUDIT:

     (a) Licensee shall keep accurate books of account and records at its principal place of business covering all transactions relating to the License granted herein. King and its duly authorized representatives shall have the right, during reasonable business hours, to examine Licensee's said books of account and records and all other documents and material relating to the subject matter and the terms of this Agreement and to make copies and extracts thereof. If any underpayment is greater than $500 for any Royalty Period, the Licensee shall reimburse King for the costs and expenses of such audit.

     (b) Upon request by King, but not more than once each year, Licensee shall, at its own cost, furnish to King within thirty (30) days after such request a detailed statement, prepared by an independent certified public accountant acceptable to King, setting forth the number of Products manufactured from the later of the commencement of this Agreement or the date of any previous such statement up to and including the date of King's request therefore and also setting forth the pricing information for all Products (including the number and description of the Products) shipped, distributed or sold by Licensee during the aforementioned time period.

     (c) All books of account and records of Licensee covering all transactions relating to the License shall be retained by the Licensee until at least two (2) years after the expiration or termination of the Term for possible inspection by King.

                  6. QUALITY, NOTICES, APPROVALS, AND SAMPLES:

     (a) The quality of the Products and all promotional, advertising and packaging material which includes the Property or the Trademarks (the "Promotional and Packaging Material") shall be at least as high as the best quality of similar products and promotional, advertising and packaging material presently shipped, distributed, sold or used by Licensee in the Territory and shall be in full conformance with all applicable laws and regulations.

     (b) Licensee may not manufacture, use, sell, advertise, promote. ship or distribute any Product nor Promotional and Packaging Material until it has been approved in writing by King. Such approval may be granted or withheld as King, in its sole discretion, may determine. King's failure to approve in writing a submission by the Licensee within fourteen (14) days from the date King receives such submission shall be deemed disapproved. King agrees to act in a timely manner to review each submission.

     (c) Before commencing or authorizing third parties to commence the design or development of Products or of Promotional and Packaging Material which have not been previously approved in writing by King, Licensee shall submit at its own cost to King for approval the following material in the following sequence:
(i) a description of the concept, including full information on the nature and function of the proposed item and a general description of how the Property, Trademarks and other material will be used thereon; (ii) complete layouts and descriptions of the proposed Products and Promotional and Packaging Material showing exactly how and where the Property, Trademarks and all other artwork and wording will be used; (iii) pre-production models or prototype samples of the proposed Products and Promotional and Packaging Material; and (iv) actual production samples of the proposed Products and Promotional and Packaging Material (the "Production Samples"). Licensee shall not proceed beyond any stage where approval is required without first securing such approval. Licensee shall use the form annexed hereto as Schedule A in connection with its submission. Licensee's failure to adhere to the aforesaid approval requirements shall constitute a material breach of this agreement. No such approval by King shall act to waive, diminish or negate Licensee's indemnification to King as set forth below. At any time during the Term and for a period of one year thereafter, upon King's request therefor, Licensee shall provide King with a listing of the names and addresses of Licensee's third party manufacturers, and, if additionally requested by King, a copy of Licensee's agreement with any such manufacturer.


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     (d) All Products and all Promotional and Packaging Material shall contain permanently affixed, non-removable appropriate legends, markings and notices as required from time to time by King, to give appropriate notice to the public of

King's rights therein. Unless otherwise expressly approved in writing by King or until such time as King advises Licensee otherwise, each usage of the Trademarks shall be followed by either the TM or the (R) Trademark Notice symbol or the word "Trademark," as appropriate, and initially the notices and legends as set forth in section 9 of the Basic Provisions shall appear at least once on each Product and on each piece of Promotional and Packaging Material.

     (e) Where patent protection is either pending or has been granted for any portion of the Property, the Licensee shall further include the appropriate patent notice on all Products and on all pieces of Promotional and Packaging Materials.

     (f) (i) Licensee shall use no markings, legends or notices on or in association with the Products or Promotional and Packaging Material other than the above specified legend and such other markings, legends and notices as may from time to time be specified by King without first obtaining King's prior written approval. Licensee hereby represents and undertakes that it will not at any time without King's prior written consent assign, sub-license, sub-contract or otherwise deal with all or any part of the rights hereby granted or amend, revise, develop, or vary all or any part of the Property. (ii) If Licensee shall with or without the prior written consent of King create or acquire derivative designs, whether amendments, revisions, developments or variations of all or any part of the Property (hereinafter called the "Derived Further Designs") (without prejudice to King's rights against the Licensee in the event of the unauthorized creation of any Derived Further Design) King or its designee shall automatically acquire (and Licensee shall execute such assignments or other documents as King may request) all rights of every kind, nature and description (including without limitation the entire copyrights throughout the world and all extensions thereof) in and to all such Derived Further Designs and the Licensee does hereby agree and undertake:

          (1) Prior to the creation or acquisition of any Derived Further Design in accordance with section 6(f)(i) to obtain from the proposed draftsman, artist, designer or the creator of the Derived Further Design or the person to whom in law or in fact the rights in the Derived Further Design shall belong a written absolute sale and assignment of all of that person's rights whether present or future in the Derived Further Design in favor of King;

          (2) The Derived Further Design shall at all times both before and after approval by King be King's sole and exclusive property.

     (g) Upon commencement of manufacture, shipment and distribution of the Products or Promotional and Packaging Material after all required approvals have been given by King, Licensee shall submit, at its own cost, the number of aforementioned Production Samples of the Products and Promotional and Packaging Material set forth in the Basic Provisions to King.

     (h) King may periodically during the Term, require that Licensee submit to King, at no cost to King, additional sets of Production Samples of the Products and Promotional and Packaging Material as reasonably requested by King to enable King to review continued compliance by Licensee with the requirements of this Agreement.

     (i) Licensee shall not depart from approved Production Samples in any respect without the prior written approval of King. Licensee shall make submissions to King and obtain approvals in the manner required above each time new or revised concept, layouts, descriptions, artwork, models, prototype samples or Production Samples are created or developed.

     (j) To assure that the provisions of this Agreement are being observed, Licensee shall allow King or its designees to enter Licensee's premises and, to the extent within Licensee's power, the premises where the Products are being manufactured during regular business hours and upon not less than five (5) days' notice, for the purpose of inspecting the Products and Promotional and Packaging Material and the facilities in which the Products and Promotional and Packaging Material are being manufactured and in which the Products are being packaged.

     (k) If the quality standards or trademark, patent and copyright usage and notice requirements hereinabove referred to are not met or maintained throughout the Term then, upon receipt of written notice from King, Licensee shall immediately discontinue all Sales or other activity or dealing with the non-conforming Products or Promotional and Packaging Material.

                                   7. ARTWORK:

     (a) The form and content of all artwork for use in all media shall be submitted to King for its prior written approval. Licensee shall also submit to King for approval, samples of the proposed use on each Packaging Material of such artwork, even if the artwork itself has already been approved.

     (b) All artwork and designs involving the Property or Trademarks shall, notwithstanding their invention or use by Licensee, be and remain the property of King who shall be entitled to use and license others to use such artwork and designs, subject to the provisions of this Agreement.

                             8. OWNERSHIP OF RIGHTS:

     (a) King owns or has the exclusive right to license the rights in the Property and the Trademarks herein licensed to Licensee.

     (b) As between King and Licensee, all right, title and interest in the Property and the Trademarks are reserved by King for use except for the rights specifically licensed to Licensee hereunder.

     (c) No license other than for Sale of the Products in the Territory is being granted hereunder, and King reserves for use as it may determine all other rights of any kind. Licensee recognizes that King may already have entered into, and may in the future enter into, license agreements with respect to the Property or the Trademarks for products which fall into the same general product category as one or more of the Products and which may be similar to but not the same as one or more of the Products in terms of use, function, or otherwise, and Licensee hereby expressly concedes that the existence of said licenses shall not constitute a breach of this Agreement by King.

     (d) Licensee shall not use King's name, the Property or the Trademarks other than as permitted hereunder and, in particular, shall not incorporate King's name, the Property or the Trademarks in Licensee's corporate or business name in any manner whatsoever. Licensee will in no way represent that it has any right, title or interest in the Property or the Trademarks other than those expressly licensed to Licensee hereunder. Licensee will not use or authorize the use, either during or after the Term, of any configuration, trademark, trade name or other designation confusingly similar to King's name, the Property or the Tademarks.

                       9. GOOD WILL AND PROMOTIONAL VALUE:

     (a) Licensee recognizes the value of the good will associated with the Property and the Trademarks and acknowledges that the Property, Trademarks and all rights therein and the good will pertaining thereto belong exclusively to King. Licensee acknowledges that the Property and the Trademarks have acquired secondary meaning in the mind of the public. Licensee will not attack the title or any rights of King in the Property or the Trademarks or the validity of the License being granted herein either during or after the Term.

     (b) Licensee's use of the Property and the Trademarks shall inure to the benefit of King and Licensee shall not, at any time, acquire any rights in the Property or the Trademarks by virtue of such use.

     (c) Licensee acknowledges that: (i) King is entering into this Agreement not only in consideration of the Royalties to be paid hereunder but also for the promotional value to be secured by King for the Property and the Trademarks as a result of the Sale of the Products by Licensee; and (ii) its failure to manufacture, sell, advertise or promote Products in accordance with the provisions of this Agreement or to fulfill any of Licensee's other obligations hereunder will result in immediate and irreparable injury to King, and King will have no adequate remedy at law. Therefore, King, in addition to all other remedies it may have, shall be entitled to injunctive relief against any such breach.

                 10. TRADEMARK, PATENT AND COPYRIGHT PROTECTION:

     (a) The License granted hereunder is conditioned upon Licensee's compliance with the applicable provisions of the trademark, patent and copyright laws of the United States and each foreign country in the Territory. Licensee shall keep records of and advise King when each of the Products is first sold in each country in the Territory.

     (b) Licensee shall cooperate with King in protecting and defending the Property and the Trademarks including the execution of any documents as requested by King. If any claim or problem arises with respect to the protection of the Property or the Trademarks in the Territory. Licensee shall promptly advise King in writing of the nature and extent of same. King shall have the right but not the obligation to take any action whatsoever, with counsel of its own choice, if any claim or problem arises with respect to the protection of the Property or the Trademarks.

     (c) Licensee shall not at any time apply for any copyright, trademark or patent protection nor file any document with any governmental authority nor take any other action which could affect King's rights in the Property or the Trademarks.



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                               11. INFRINGEMENTS:

     (a) Licensee shall assist King in the enforcement of any rights of King in the Property or the Trademarks. King may commence or prosecute any claims or suits in its own name or in the name of Licensee or join Licensee as a party thereto. Licensee shall notify King in writing of any infringements or imitations by third parties of the Property, the Trademarks, the Products or the Promotional and Packaging Material which may come to the Licensee's attention. King shall have sole right to determine whether or not any action shall be taken on account of any such infringement or imitation. Licensee shall not contact the third party, nor make any demands or claims, nor institute any suit nor take any other action on account of such infringements or imitations without first obtaining the prior written permission of King. All costs and expenses, including attorneys' fees, incurred in connection with any suit instituted by Licensee without the consent of King shall be borne solely by Licensee.

     (b) With respect to all claims and suits, including suits in which Licensee is joined as a party, King shall have the sole right to employ counsel of its choice and to control the litigation and any settlement thereof. King shall be entitled to receive and retain all amounts awarded as damages, profits or otherwise in connection with such suits.

                              12. INDEMNIFICATION:

     (a) King shall defend, indemnify and hold Licensee harmless against any claims, liabilities, judgments, losses, costs and expenses, including reasonable attorneys' fees, arising solely out of third party assertion of rights in the Property or Trademarks based solely on the use of the Property or the Trademarks by the Licensee as authorized in this Agreement, provided that Licensee shall notify King of any such claim, demand, cause of action or judgment within ten
(10) days after Licensee acquires knowledge hereof, and further provided that King shall have the right to undertake and conduct the defense of any cause of action so brought and handle any such claim or demand. In no event shall King have any liability for loss of profits or consequential damages.

     (b) Licensee shall defend, indemnify and hold King and its parent, subsidiary, related companies and agents harmless against any and all claims (including, without limitation, claims based upon negligence and strict liability), liabilities, judgments, losses, costs and expenses, including, without limitation, reasonable attorneys' fees, arising out of the breach or claimed breach by Licensee of any of the provisions hereof or out of Licensee's design, manufacture, distribution, shipment, advertising, promotion or sale of the Products or the Promotional and Packaging Material. King shall have the right to defend any such action or proceeding with attorneys of its own selection.

                                 13. INSURANCE:

     Licensee shall, throughout the Term obtain and maintain at its own cost from a qualified insurance company licensed to do business in the State of New York, separate policies for (i) standard Product Liability Insurance; and (ii) Advertisers' Liability Insurance, the form of which must be acceptable to King, naming King as an additional named insured. The Product Liability Insurance policy shall provide protection against all claims, demands and causes of action arising out of any defects or failure to perform, alleged or otherwise, of the Products or any material used in connection therewith or any use thereof. The amount of coverage under each policy shall be a minimum of One Million Dollars ($1,000,000) combined single limit, with no deductible amount, for each single occurrence for bodily injury and/or for property damage. Each policy shall provide for ten (10) days notice to King from the insurer by Registered or Certified Mail, return receipt requested of any modification, cancellation or termination. Licensee shall furnish to King a certificate of insurance evidencing same within thirty (30) days after execution of this Agreement and, in no event, shall the Licensee manufacture, offer for sale, sell, advertise, promote, ship or distribute the Products prior to receipt by King of such evidence of insurance.

                          14. EXPLOITATION BY LICENSEE:

     (a) Licensee shall commence the Sale of the Products in commercially reasonable quantities in each of the countries within the Territory by the Marketing Date set forth in the Agreement.

     (b) During the entire Term, Licensee will use its best efforts diligently and continuously to distribute, ship, sell, promote and meet the demand for all of the Products in all countries in the Territory.

     (c) Products will be sold, shipped and distributed outright, at a competitive price that does not exceed the price generally and customarily charged the particular purchaser by the Licensee, and not on an approval, consignment, sale or return basis. Licensee will not discriminate against the Products by granting commissions/discounts to salesmen, dealers or distributors in favor of Licensee's other products. Products will only be sold to retail stores and merchants for sale, shipment and distribution direct to the public.

     (d) Licensee shall sell to King, if it so requests, additional quantities of each Product at eighty (80%) percent of Licensee's customary Gross Wholesale Price.

                      15. PREMIUMS, PROMOTIONS AND SECONDS:

     (a) King reserves the sole and exclusive right to utilize or license third parties to utilize any Product in connection with any premium, giveaway, mail order, in-theatre sales, promotional arrangement or fan club (collectively referred to as "Promotional Products"), which retained right may be exercised by King concurrently with the rights licensed to the Licensee hereunder.

     (b) Licensee shall not sell, ship, advertise, promote, distribute or use for any purpose whatsoever (or permit anyone else to do so) any Products or Promotional and Packaging Materials which are damaged, defective, seconds or otherwise fail to meet the specifications or quality standards or trademark, patent and copyright usage and notice requirements of this Agreement.

                       16. ASSIGNABILITY AND SUBLICENSING:

     (a) The License granted hereunder is and shall be personal to Licensee and shall not be assigned by any act of Licensee or by operation of law. Licensee shall not have the Products manufactured by a third party unless Licensee first obtains King's prior written approval. Licensee shall have no right to grant any sublicenses without King's prior written approval. Any attempt by Licensee to arrange for manufacture by a third party or to sublicense or assign to third parties its rights under this Agreement shall be null and void and shall constitute a material breach of this Agreement.

     (b) King shall have the right to assign its rights and obligations under this Agreement without Licensee's approval.

                                17. TERMINATION:

     In addition to any other rights King may have hereunder, at law or in equity:

     (a) King shall have the right to terminate this entire Agreement by giving written notice to Licensee, if Licensee: (i) manufactures, sells, advertises, promotes, ships, distributes or uses in any way any Product or Promotional and Packaging Material without having the prior written approval of King as provided for hereunder or after receipt of notice from King disapproving or withdrawing approval of same; (ii) or any of its controlling shareholders, officers, directors or employees take any action in connection with the manufacture, sale, advertising, promotion, shipment or distribution of the Products or the Promotional and Packaging Material which damages or reflects adversely upon King, the Property or the Trademarks; (iii) breaches any of the provisions of this Agreement relating to the unauthorized assertion of rights in the Property or the Trademarks; (iv) fails to make timely payment of Royalties or any other payments to King when due; (v) breaches any of the provisions of this Agreement prohibiting Licensee from arranging for manufacture by third parties, assigning, transferring, sublicensing or otherwise encumbering this Agreement or any of its rights or obligations thereunder; or (vi) fails to obtain or maintain product liability and advertising insurance as required by the provisions of this Agreement; (vii) files a petition in bankruptcy, or a petition is filed against Licensee which is not dismissed within 30 days, or is adjudicated a bankrupt or insolvent, or makes an assignment for the benefit of creditors, or an arrangement pursuant to any bankruptcy law, or if Licensee discontinues its business, or if a receiver is appointed for the Licensee or for the Licensee's business and such receiver is not discharged within thirty (30) days;

     (b) King shall have the right to terminate upon written notice thereof to Licensee the portion(s) of this Agreement relating to any Product(s) in which the Licensee, for any reason, fails to commence sale, shipment and distribution of any such Product(s) by the Marketing Date in accordance herewith, or if Licensee, for any reason, after commencement, fails to continue to sell, ship and distribute such Products in commercially acceptable quantities in such country or countries for two consecutive Royalty Periods.

     (c) King shall have the right to terminate this Agreement upon thirty (30) days written notice to Licensee in the following events, provided that during the thirty (30) day period, Licensee fails to cure the breach: (i) if Licensee shall breach or violate any of its obligations under this Agreement other than those covered in (a) or (b) above; or (ii) if Licensee becomes subject to any voluntary or involuntary order of any governmental agency involving the recall of any of the Products and/or Promotional and Packaging Material because of safety, health or other hazards of risks to the public.

           18. POST-TERMINATION AND EXPIRATION RIGHTS AND OBLIGATIONS:

     After the expiration or termination of the Term:

     (a) Licensee shall have no right to manufacture, offer, sell, ship, advertise, promote and distribute, use or deal with in any way Products or Promotional and Packaging Material except as provided in subsection (c) below.

     (b) If the Term is terminated prior to its normal expiration date, notwithstanding anything to the contrary herein, all unpaid Royalties and any Advance or Guaranteed Minimum Royalty which would be payable if the Term had continued shall nevertheless be payable in full upon termination of the Term.

     (c) Except upon expiration or termination of the Term pursuant to section 17 above, Licensee may dispose of all Products which are on hand or in the process of manufacture at the time notice of termination is received or upon the expiration of the then in effect Term for a period of sixty (60) days after notice of termination or such expiration, as the case may be, provided that the Advances and Royalties with respect to that period are paid and the appropriate statements are furnished for that period. During such sixty (60) day period, King may itself use or license the use of the Property and/or the Trademarks in any manner at any time anywhere in the world as King sees fit.

     (d) All rights granted to Licensee shall forthwith revert to King which shall be free to license others to use the Property and the Trademarks in any manner. At King's election and in its sole discretion Licensee shall either (i) turn over to King all molds and other materials which reproduce the Products or Promotional and related Packaging Material or (ii) cause the molds and such other materials to be destroyed and provide King with satisfactory evidence of their destruction. Licensee shall be responsible to King for any damages caused by the unauthorized use by the Licensee or by others of such molds or reproduction materials which are not so turned over to King or destroyed.

     (e) Licensee acknowledges that its failure to cease the manufacture, offering for sale, sale, advertising, promotion, shipment, distribution or use of the Products or the Promotional and Packaging Material at the termination or expiration of the Term will result in immediate and irreparable damage to King and to the rights of any subsequent Licensee of King. Licensee acknowledges that there is no adequate remedy at law for failure to cease such activities and, in the event of such failure, King shall be entitled to injunctive or other equitable relief in addition to all other remedies King may have.

               19. FINAL INVENTORY UPON TERMINATION OR EXPIRATION:

     Within thirty (30) days after the end of the Term, Licensee shall deliver to King a statement indicating the number and description of the Products on hand or in the process of manufacturing at the end of the Term. King shall have the option of conducting a physical inventory at any time after the end of the

Term in order to ascertain or verify such statement. If Licensee refuses to permit King to conduct such physical inventory, then, without limiting any of King's other remedies, Licensee shall forfeit its rights hereunder to dispose of such inventory

                                  20. NOTICES:

     All notices or other communications to either party shall be in writing and sent by mail, telex, cable or personal delivery to such party's address listed in the heading of this Agreement.

     Either party may change its address by notice in writing to the other.

                        21. RELATIONSHIP OF THE PARTIES:

     This Agreement does not create a partnership or joint venture between the parties and Licensee shall have no power to obligate or bind King in any manner whatsoever.

                        22. APPLICABLE LAW AND DISPUTES:

     This Agreement shall be governed by the laws of the State of New York applicable to agreements fully executed and performed therein. Any claims arising hereunder or relating hereto shall be persecuted only in the appropriate court of the State of New York or in the United States District Court for the Southern District of New York and neither party shall make any claim or demand in any other jurisdiction forum. The parties consent to the personal jurisdiction of such courts and to the service of process by mail.

                                  23. CAPTIONS:

     Section captions are inserted only for convenience. Such captions shall not be given any substantive or legal effect.

                                   24. WAIVER:

     (a) No waiver by either party of a breach or a default hereunder shall be deemed a waiver of any other breach or default.

     (b) All of King's rights and remedies hereunder or at law or in equity shall be cumulative and resort to one shall not be construed as a waiver of any other.

                             25. SURVIVAL OF RIGHTS:

     Notwithstanding anything to the contrary contained herein, any obligations which remain executory after expiration of the Term of this Agreement shall remain in full force and effect until discharged by performance and such rights as pertain thereto shall remain in full force until their expiration.

                                26. SEVERABILITY:

     If any provision of this Agreement shall for any reason be held invalid, illegal or unenforceable same shall not affect the validity of this Agreement or any other provision hereof and this Agreement shall be interpreted and construed as if such provision, to the extent invalid, illegal or unenforceable, had not been contained herein.

                                27. INTEGRATION:

     This Agreement: (i) represents the parties' entire understanding and supersedes all previous representations, understandings or agreements, oral or written, between them with respect to the subject matter hereof; and (ii) cannot be modified except by a written instrument signed by the parties hereto.

                                                                      SCHEDULE A
                                 King Features
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                       Licensed Merchandise Approval Form
--------------------------------------------------------------------------------
Licensee Name: Artisan House, Inc.                Reference:
Address:       1755 Glendale Blvd.

City: Los Angeles    State: CA        Zip: 90026  Country: USA
--------------------------------------------------------------------------------
Description of Product to be Approved:

     Property: Betty Boop Wall Sculpture          Marketing Date:

     Product:

     Design

     Number of Designs: Hangtag/Label/Sticker:

     Copyright:

     Trademark:
--------------------------------------------------------------------------------
Concept Review:                                       Date R'cvd.:
                                                      Approved:
                                                      Rejected:
                                                      Review by:
--------------------------------------------------------------------------------
Rough Artwork Review:                                 Date R'cvd.:
                                                      Approved:
                                                      Rejected:
                                                      Review by:
--------------------------------------------------------------------------------
Finish Artwork Review:                                Date R'cvd.:
                                                      Approved:
                                                      Rejected:
                                                      Review by:
--------------------------------------------------------------------------------
Strike Off/Prototype Review:                          Date R'cvd.:
                                                      Approved:
                                                      Rejected:
                                                      Review by:
--------------------------------------------------------------------------------
Production Sample Review:                             Date R'cvd.:
                                                      Approved:
                                                      Rejected:
                                                      Review by:
--------------------------------------------------------------------------------

                                                                       EXHIBIT A

                       Picture of Betty Boop [Trademark]

                                                                       EXHIBIT D
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            KING FEATURES / NORTH AMERICA SYNDICATE ROYALTY STATEMENT
                                    DOMESTIC
                       FOR THE PERIOD: __________________

LICENSEE:              Artisan House, Inc.                PROPERTY: _________
ADDRESS:               1755 Glendale Blvd.
                       Los Angeles, CA 90026              CONTRACT:  ________

                                                          CURRENCY: _________
PHONE:                 213-664-111
FAX#                   213-664-5679

TERRITORY: USA
--------------------------------------------------------------------------------
PRODUCT        # OF UNITS                    TOTAL                  ROYALTY
DESCRIPTION      SOLD       UNIT PRICE       SALE       ROYALTY%    EARNED
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                          TOTAL
                                                       -------------------------

TERRITORY: CANADA
--------------------------------------------------------------------------------
PRODUCT        # OF UNITS                    TOTAL                  ROYALTY
DESCRIPTION      SOLD       UNIT PRICE       SALE       ROYALTY%    EARNED
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                          TOTAL
                                                       -------------------------

                                               TOTAL ROYALTY EARNED:____________
                                              LESS UNEARNED ADVANCE:____________
                                   ADVANCE BALANCE OR (ROYALTY DUE):
                                                                    ============

PREPARED BY:__________________________
DATE:       __________________________

**NOTE: This form must be submitted when due whether or not there were any sales in the period.
        Please use separate forms for each property trademark.

--------------------------------------------------------------------------------